UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant

to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 17, 2017

New York REIT, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Maryland

(State or Other Jurisdiction of Incorporation)

001-36416	27-1065431
(Commission File Number)	(I.R.S. Employer Identification No.)

7 Bulfinch Place, Suite 500

Boston, Massachusetts 02114

(Address, including zip code, of Principal Executive Offices)

Registrant's Telephone Number, Including Area Code: (617) 570-4750

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 17, 2017, James Nelson notified the Board of Directors (the “Board”) of New York REIT, Inc. ("NYRT") that he will not stand for re-election to the Board at NYRT’s 2017 Annual Meeting of Shareholders. Mr. Nelson has advised NYRT that his decision not to stand for re-election was not the result of any dispute or disagreement with NYRT.

Randolph C. Read, Non-Executive Chairman of the Board, commented, “The NYRT Board has benefited greatly from Jim’s extensive experience and insightful counsel. On behalf of the Board and management team, I want to express our gratitude to Jim for his service to NYRT, and wish him the best in his future endeavors.” Wendy Silverstein, Chief Executive Officer and President of NYRT, said, “Since my appointment to the NYRT Board in February, I have valued Jim’s judgment, advice and commitment.”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized on this 19 day of May, 2017.

NEW YORK REIT, INC.

By:	/s/ John Garilli
John Garilli
Chief Financial Officer